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                                                                    Exhibit (n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 19/Amendment No. 112 to Registration Statement Nos. 333-96519/811-03927 on Form N-6 of our report dated March 28, 2013, relating to the financial statements and financial highlights comprising each of the Investment Options of MetLife of CT Fund UL for Variable Life Insurance appearing in the Prospectus Supplement, which is part of such Registration Statement, and our report dated March 22, 2013, relating to the consolidated financial statements and financial statement schedules of MetLife Insurance Company of Connecticut and subsidiaries, appearing in the Statement of Additional Information, which is also part of such Registration Statement, and to the references to us under the headings "Independent Registered Public Accounting Firm" in the Prospectus Supplement and "Independent Registered Public Accounting Firm" in the Statement of Additional Information.

/s/ DELOITTE & TOUCHE LLP

Tampa, Florida
April 4, 2013